Exhibit 99.1

CONTACTS	Lawrence E. Hyatt	Gene Marbach
	Chief Financial Officer	Investor Relations
	O’Charley’s Inc.	Makovsky + Company
	(615) 782-8818	(212) 508-9600
O’CHARLEY’S INC. REPORTS FOURTH QUARTER AND FULL-YEAR
RESULTS FOR 2007
Board of Directors Approves Increased Share Repurchase Authorization
NASHVILLE, Tenn. (February 7, 2008) — O’Charley’s Inc. (Nasdaq: CHUX), a leading casual- dining restaurant company, today reported revenues and earnings per share for the 12-week and 52-week periods ended December 30, 2007. The Company also provided its outlook for the 2008 fiscal year.
     Summary Financial Results

	Fourth Quarter		Full Year
(thousands, except per share data)	2007	2006	2007	2006

Reported

Revenues	$215,208	$240,449	$977,752	$989,524
Income from Operations	$1,813	$10,340	$17,827	$40,485
Operating Margin	0.8%	4.3%	1.8%	4.1%
Earnings per Diluted Share	$0.03	$0.22	$0.31	$0.80

Adjusted *

Revenues	$215,208	$219,242	$977,752	$968,317
Income from Operations	$6,530	$9,919	$42,055	$41,352
Operating Margin	3.0%	4.5%	4.3%	4.3%
Earnings per Diluted Share	$0.12	$0.22	$0.96	$0.82

* Non-GAAP financial measure. Reconciliations to GAAP financial measures presented in accompanying tables.
Financial and Operating Highlights
•	Revenue was $215.2 million for the fourth quarter of fiscal 2007, and $977.8 million for the full fiscal year, compared to revenue of $240.4 million in the fourth quarter of fiscal 2006, and $989.5 million for the 2006 fiscal year. The 2007 fiscal year had 52 weeks, compared to 53 weeks in the prior fiscal year. The extra week occurred in the fourth quarter of 2006 and contributed $21.2 million to fourth quarter and full-year revenue. Excluding the impact of the

CHUX Reports Fourth Quarter Results for 2007

February 7, 2008
53rd week in the prior year, revenue for the fourth quarter of 2007 declined by 1.8 percent and revenue for the full year increased by 1.0 percent compared to the prior-year periods.
•	Same-store sales for the fourth quarter of 2007 declined 4.3 percent at O’Charley’s company-operated restaurants, 2.6 percent at Ninety Nine Restaurants and 4.5 percent at Stoney River Legendary Steaks. The Company estimates that severe weather and a calendar shift involving New Year’s Eve unfavorably affected same store sales in the fourth quarter by 0.5 percent at O’Charley’s, 1.3 percent at Ninety Nine Restaurants, and 2.6 percent at Stoney River Legendary Steaks. For the 2007 fiscal year, same store sales declined 2.3 percent at O’Charley’s company-operated restaurants and 1.3 percent at Stoney River Legendary Steaks, and increased 0.9 percent at Ninety Nine Restaurants.
•	As set forth in the accompanying tables, results for the fourth quarter of 2007 and the full fiscal year include charges relating to the sale of the commissary; restaurant impairment charges; severance charges and other costs relating to management changes; and advertising, depreciation and pre-opening charges for the Company’s re-branding initiatives. Results for the prior- year quarter and full fiscal year include charges for restaurant impairments, management changes, the re-branding initiatives and the impact of the 53rd week.
•	The Company announced that its Board of Directors approved a $20 million increase in the Company’s share repurchase authorization.
     “Given current economic conditions and their impact on consumer spending, this has been a challenging year for all restaurant companies, including O’Charley’s Inc.,” said Gregory L. Burns, chairman and chief executive officer of O’Charley’s Inc. “While we are not satisfied with our financial results for 2007, it has been a year of accomplishment and transformation for our Company. During the past year we have taken a number of steps to enhance long-term shareholder value, including selling the commissary and outsourcing manufacturing and distribution; buying back approximately 8 percent of our shares outstanding; implementing the first quarterly dividend in our Company’s history; refining our re-branding initiatives and announcing their rollout in 2008; and continuing to strengthen our management team. We appreciate the hard work of our 24,000 team members, and the strong support and leadership of our Board of Directors for these value-enhancing initiatives. The consumer environment is likely to remain challenging in 2008. As a response to this more difficult environment, we have made adjustments to our marketing plans with greater focus and communication on the outstanding food and value at O’Charley’s and Ninety Nine. At the same time, we continue to focus on cost reduction and operating efficiencies. Strategically, we believe that the best way to enhance long-term shareholder value is to execute our plan to accelerate the re-branding initiatives, continue our recent modest pace of new restaurant development, and continue to position our brands as the preferred casual dining alternative for our guests.”
     “The performance of the 29 ‘Project RevO’lution’ and 42 ‘Project Dressed to the Nines’ re-brandings completed to date confirms our decision to accelerate these initiatives in 2008. These re-branding initiatives include the remodeling and re-imaging of the restaurants, staff training, and the introduction of new service standards, plateware and uniforms. This year, we plan to complete approximately 70 ‘Project RevO’lution’ and approximately 40 ‘Project Dressed to the Nines’ re-brandings. We believe that the roll-out of these initiatives will create a point of competitive

CHUX Reports Fourth Quarter Results for 2007

February 7, 2008
differentiation between our brands and the competition, and will help us to position the Company for long-term growth and profitability.”
     Additional information, including photographs, concerning the Company’s re-branding initiatives and new menu items is available at:
http://media.corporate-ir.net/media_files/IROL/82/82565/CHUX_changing.pdf.
O’Charley’s Restaurants
     Restaurant sales for company-operated O’Charley’s were $133.9 million for the fourth quarter of 2007, compared to $148.7 million in the prior year quarter. Excluding the impact of the extra week in 2006, restaurant sales for company-operated O’Charley’s restaurants decreased by 1.2 percent. The Company added five new company-operated restaurants and closed three company-operated restaurants since the fourth quarter of 2006. The same-store sales decrease of 4.3 percent was comprised of a 4.1 percent increase in average check offset by an 8.0 percent decrease in guest counts. Average check for company-operated restaurants in the fourth quarter was $12.94. The Company operated 229 O’Charley’s restaurants at the end of the quarter. Three franchised or joint venture restaurants opened during the 2007 fiscal year, and two closed.
     “We began the phase out of Kids Eat Free during the second quarter of 2006, and by the end of the fourth quarter of 2007 had reduced its availability by approximately 80 percent,” Burns said. “The continuing phase out of Kids Eat Free contributed to the average check increases and guest count declines in the fourth quarter and for the full year, as price-sensitive guests visit O’Charley’s less frequently. Given these guest count declines, the O’Charley’s management team did an outstanding job of managing restaurant margins during the 2007 fiscal year. We are encouraged that the 13 ‘Project RevO’lution’ restaurants in Indianapolis, which were not impacted by the phase out of Kids Eat Free, had increases in same store sales in the fourth quarter of 2007.
     “Our ‘All Things Steak’ promotion ran through the end of December and featured three variations of our award-winning, hand-cut steaks. Each item was designed to showcase the superior quality of O’Charley’s steaks, which earned them the National Beef Backer’s Restaurant Chain of the Year Award for 2007. We have kicked off the New Year with several exciting initiatives, including a new website design; a Monday and Tuesday night special featuring dinner and drinks for two for $20; our ‘Good for the Soul’ promotion featuring eight fresh bold flavor items; and a new television advertising campaign entitled ‘It All Starts with the Rolls’ which was launched on January 21 in 33 markets.”
Ninety Nine Restaurants
     Restaurant sales for Ninety Nine restaurants were $69.3 million for the fourth quarter of 2007, compared to $76.9 million in the prior year quarter. Excluding the impact of the extra week in 2006, fourth quarter restaurant sales for Ninety Nine restaurants decreased by 1.2 percent. The Company opened two new restaurants and closed one restaurant since the fourth quarter of 2006. The same-store sales decrease of 2.6 percent was comprised of a 3.7 percent increase in average check offset by a 6.0 percent decrease in guest counts. Average check in the fourth quarter was $15.02. The Company operated 115 Ninety Nine restaurants at the end of the quarter.

CHUX Reports Fourth Quarter Results for 2007

February 7, 2008
     “While the consumer and competitive environment in New England grew more challenging as the year progressed, Ninety Nine achieved positive same store sales growth for the 2007 fiscal year, which we believe is a testament to the strength of the concept and its management team,” Burns said. “We are particularly encouraged that the 31 ‘Dressed to the Nines’ re-brandings completed in 2007 had positive same store sales and flat guest counts in the fourth quarter.
     “Our ‘Three Course Meal Deal’ promotion began in January, and continues through March 2. Guests can create personalized combinations from a selection of two appetizers, three entrees, and two desserts for a price of $12.99. Entree choices include Chianti braised beef with wild mushroom ravioli, grilled chicken Sorrentino, and shrimp Toscana. Appetizers include insalata and stuffed pepper soup; and for dessert a tuxedo brownie or chocolate cannoli. The promotion also features special beverages such as a margarita Italiano, tiramisu martini and mint mocha kiss. In order to build guest counts at dinner during the winter months, we are also offering an early week special where guests can personalize their own pasta entrée with a protein, vegetable, pasta and sauce for a price of $8.99.”
Stoney River Legendary Steaks Restaurants
     Restaurant sales for Stoney River restaurants were $9.9 million for the fourth quarter of 2007, compared to $10.5 million in the prior year quarter. Excluding the impact of the extra week in 2006, fourth quarter restaurant sales for Stoney River restaurants increased by 3.0 percent. The same-store sales decrease of 4.5 percent was comprised of an 8.2 percent increase in average check offset by an 11.8 percent decrease in guest counts. Average check in the fourth quarter was $47.95. Eight of the 10 Stoney River restaurants are included in the same store sales base in the fourth quarter of 2007.
     “Upscale restaurants have not been immune to the effects of a slowing economy, as reflected in the fourth quarter sales of Stoney River,” Burns said. “Despite the decrease in sales, we continued to have high average weekly sales per restaurant in the quarter. In order to continue strengthening the Stoney River brand, we will introduce a new brand image that will be communicated through print advertising and a newly redesigned website. Recently, the Stoney River restaurant in Duluth, Georgia was ranked by the Atlanta Business Chronicle as one of the top two dinner-only restaurants in the Atlanta market in terms of sales.”
Share Repurchase Authorization
     The Company announced that its Board of Directors approved a $20 million increase in the Company’s share repurchase authorization. Last year, the Board of Directors approved a $50 million repurchase authorization under which the Company has to date repurchased $30 million of its common stock. With the increased authorization, the Company can repurchase an additional $40 million of its common stock. The share repurchase authorization does not have an expiration date and the pace of repurchase activity will depend on factors such as levels of cash generation from operations, cash requirements for strategic initiatives, repayment of debt, current stock price, and other factors. O’Charley’s Inc. may repurchase shares from time to time on the open market or in private transactions, including structured transactions. The share repurchase program may be modified or discontinued at any time. The Company also announced that it has amended its revolving credit facility to permit this increased level of share repurchases.

CHUX Reports Fourth Quarter Results for 2007

February 7, 2008
Outlook for 2008 Fiscal Year
     The Company stated that it expects to report net earnings per diluted share of between $0.30 and $0.40 for the fiscal year ending December 28, 2008. Projected results for the year include anticipated charges of between $0.45 and $0.50 per diluted share related to the re-branding of approximately 110 restaurants, and the roll-out of kitchen display systems to more than 200 restaurants. Given current economic conditions, the Company’s guidance anticipates flat or declining same store sales for the year. In 2008, the Company expects to open between three and five new O’Charley’s company-operated restaurants, between two and four new Ninety Nine restaurants, and one or two new Stoney River restaurants. The Company expects to spend between $65 million and $75 million for capital investments during the 2008 fiscal year. The Company’s guidance for the 2008 fiscal year does not reflect any impact for share repurchases, organizational or other changes relating to the Company’s transition efforts, or any proxy-related charges or expenses.
     “Our Board of Directors and management team have experience with the economic cycles of the restaurant industry, and believe that our plans for 2008 appropriately balance the need to react to the short-term environment with the opportunity to position our Company for longer-term sustainable and profitable growth,” Burns said. “We will continue to execute our plan, with our primary focus in 2008 on improving the overall guest experience in our restaurants through our re-branding initiatives.”
Non-GAAP Financial Measures
The Company has presented certain non-GAAP financial measures in this release that management believes provide useful information to investors in understanding the performance of the Company for the periods reported. Attached to this release are tables which reconcile the Company’s financial information on a Non-GAAP basis with the Company’s results of operations reported in accordance with GAAP. Following is certain information relating to the reconciling items set forth in the attached tables.
As described in the Company’s filings with the Securities and Exchange Commission, approximately two years ago we began our turnaround and transformation efforts. These efforts have included strengthening our organization through changes to our senior management team, implementing the re-branding initiatives that we refer to as ‘Project RevO’lution’ and ‘Project Dressed to the Nines’, the sale of our Commissary in Nashville, and the outsourcing of our manufacturing and distribution operations. While we believe that these actions will improve the long-term performance of the Company, implementing these changes has resulted in current period expenses and charges. Such charges and expenses include severance, relocation and recruiting for senior executives; accelerated depreciation, training and initial advertising expenses relating to the re-branding initiatives; and asset impairment charges and transition expenses relating to changes to the Company’s supply chain. Additional charges and expenses are likely to be recognized in future periods.
The Company recognizes non-cash impairment charges whenever events or changes in circumstances indicate that the carrying amount of a restaurant may not be recoverable. Depending upon the circumstances, the restaurant may remain open or it may be closed. It is difficult to predict when such charges will be recognized, and the amount of such charges recognized in any period can vary widely. As noted elsewhere in this release, the 2007 fiscal year had 52 weeks, compared to 53 weeks in the prior fiscal year. This additional week in the prior year impacts year-over-year comparisons.

CHUX Reports Fourth Quarter Results for 2007

February 7, 2008
The Company believes that the charges and expenses relating to its turnaround and transformation efforts, impairment charges, and the impact of the 53rd week in 2006 may make it difficult for an investor to understand its performance. Therefore, the tables accompanying the Company’s consolidated statements of earnings provide information on the Company’s financial performance adjusted for these items, and a reconciliation of the adjusted measures to their closest GAAP financial measures. The presentation of these non-GAAP financial measures should be viewed as a supplement to, and not a substitute for the Company’s GAAP financial statements.
Investor Conference Call and Web Simulcast
O’Charley’s Inc. will conduct a conference call on its 2007 fourth-quarter earnings release on February 7, 2008, at 11:00 a.m. Eastern Time. The number to call for this interactive teleconference is (973) 582-2737, and the confirmation passcode is 32541706. A replay of the conference call will be available through February 14, 2008, by dialing (706) 645-9291 and entering passcode 32541706.
The live broadcast of O’Charley’s conference call will be available online:
http://web.servicebureau.net/conf/meta?i=1112981629&c=2343&m=was&u=/w_ccbn.xsl&date_ticker=CHUX.
     If you are unable to participate during the live Webcast, the call will be archived on the Company’s Web site at www.ocharleysinc.com, as well as www.streetevents.com and www.earnings.com, and be available through February 14, 2008.
About O’Charley’s Inc.
     O’Charley’s Inc., headquartered in Nashville, Tenn., is a multi-concept restaurant company that operates or franchises a total of 365 restaurants under three brands: O’Charley’s, Ninety Nine Restaurant, and Stoney River Legendary Steaks. The O’Charley’s concept includes 240 restaurants in 20 states in the Southeast and Midwest, including 229 company-owned and operated O’Charley’s restaurants, and 11 restaurants operated by franchisees and joint venture partners. The menu, with an emphasis on fresh preparation, features several specialty items, such as hand-cut and aged USDA choice steaks, a variety of seafood and chicken, freshly baked yeast rolls, fresh salads with special-recipe salad dressings and signature caramel pie. The company operates Ninety Nine restaurants in 115 locations throughout New England and the Mid-Atlantic states. Ninety Nine has earned a strong reputation as a friendly, comfortable place to gather and enjoy great American food and drink at a terrific price. The menu features a wide selection of appetizers, salads, sandwiches, burgers, entrees and desserts. The company operates 10 Stoney River Legendary Steaks restaurants in six states in the Southeast and Midwest. The steakhouse concept appeals to both upscale casual-dining and fine-dining guests by offering high-quality food and attentive customer service typical of high-end steakhouses, but at more moderate prices.
Important Information
O’Charley’s Inc. plans to file with the SEC and furnish to its shareholders a Proxy Statement in connection with its 2008 Annual Meeting of Shareholders, and advises its shareholders to read such Proxy Statement when it becomes available, because it will contain important information. Shareholders may obtain a free copy of the Proxy Statement and other documents (when available) that the Company files with the SEC at the SEC’s website at www.sec.gov, In addition, documents filed with the SEC by the Company will be available free of charge on the “Investor Relations” portion of the Company’s website at www.ocharleysinc.com.

CHUX Reports Fourth Quarter Results for 2007

February 7, 2008
Certain Information Regarding Participants In The Solicitation
O’Charley’s Inc. and its directors are, and certain of its officers and employees may be deemed to be, participants in the solicitation of proxies from O’Charley’s Inc.’s shareholders with respect to the matters considered at the Company’s 2008 Annual Meeting of Shareholders. Shareholders may obtain information regarding the names, affiliations and interests of such individuals in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and its definitive proxy statement dated April 19, 2007, each of which has been filed with the SEC. To the extent holdings of the Company’s securities have changed from the amounts included in the definitive proxy statement dated April 19, 2007, such changes have been reflected on Forms 4 and 5 filed with the SEC and will be reflected in the definitive proxy statement for the 2008 Annual Meeting of Shareholders, which all Company shareholders are encouraged to read. The Company’s SEC filings may be obtained on the “Investor Relations” portion of the Company’s website at www.ocharleysinc.com or from the SEC’s website at www.sec.gov.
Forward Looking Statement
The forward looking statements in this press release and statements made by or on behalf of the Company relating hereto, including those containing words like “expect,” “project,”“believe,” “may,” “could,” “anticipate,” and “estimate,” are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, including our guidance for future periods, are subject to the finalization of the Company’s fourth quarter and full fiscal year financial and accounting procedures, and may be affected by certain risks and uncertainties, including, but not limited to, the Company’s ability to successfully implement and realize projected sales increases from its re-branding efforts; the Company’s ability to increase operating margins and increase same-store sales at its restaurants; the effect that increases in food, labor, energy, interest costs and other expenses have on our results of operations; the effect that the phase out of Kids Eat Free has on our results of operations; the Company’s ability to successfully implement and realize projected savings from changes to its supply chain; the adverse effect on our sales of decreases in consumer spending; the effect of increased competition; the impact on our results of operations of restarting development of our Stoney River concept; the Company’s ability to sell closed restaurants and other surplus assets; the impact on our results of operations from the proposed proxy contest at the Company’s 2008 annual meeting; and the other risks described in the Company’s filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by us that our objectives, plans and projected results of operations will be achieved and the Company’s actual results could differ materially from such forward-looking statements. The Company does not undertake any obligation to publicly release any revisions to the forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.
###
(Tables to Follow)

CHUX Reports Fourth Quarter Results for 2007

February 7, 2008
O’Charley’s Inc. and Subsidiaries
Consolidated Statements of Operations (unaudited)
12 Weeks Ended December 30, 2007 and 13 Weeks Ended December 31, 2006
All percentages shown as a percentage of total revenue unless indicated otherwise

	2007		2006
		(in thousands, except per share data)
Revenues:
Restaurant sales	$214,959	99.9%	$238,063	99.0%
Commissary sales	43	0.0%	2,275	1.0%
Franchise and other revenue	206	0.1%	111	0.0%

	215,208	100.0%	240,449	100.0%
Costs and Expenses:
Cost of food and beverage	64,049	29.8%	69,873	29.4%
Payroll and benefits	74,449	34.6%	78,477	33.0%
Restaurant operating costs	42,193	19.6%	43,868	18.4%

Cost of restaurant sales(1)	180,691	84.1%	192,218	80.7%

Cost of commissary sales	273	0.1%	2,112	0.9%
Advertising expenses	6,519	3.0%	6,440	2.7%
General and administrative expenses	10,335	4.8%	14,498	6.0%
Depreciation and amortization	12,124	5.6%	11,298	4.7%
Impairment, disposal and restructuring charges	2,933	1.4%	2,385	1.0%
Pre-opening costs	520	0.2%	1,158	0.5%

	213,395	99.2%	230,109	95.7%

Income from Operations	1,813	0.8%	10,340	4.3%

Other Expense (Income):
Interest expense, net	3,048	1.4%	2,645	1.1%
Other, net	0	0.0%	(5)	0.0%

	3,048	1.4%	2,640	1.1%

(Loss)/Earnings before Income Taxes	(1,235)	(0.6%)	7,700	3.2%
Income Tax (Benefit)/Expense	(1,962)	(0.9%)	2,547	1.1%

Net Earnings	$727	0.3%	$5,153	2.1%

Basic Earnings per Share:
Net Earnings	$0.03		$0.22

Weighted Average Common Shares Outstanding	22,296		23,577

Diluted Earnings per Share:
Net Earnings	$0.03		$0.22

Weighted Average Common Shares Outstanding	22,453		23,952

(1) Exclusive of depreciation and amortization shown separately below. Percentages calculated as a percentage of restaurant sales.
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CHUX Reports Fourth Quarter Results for 2007

February 7, 2008
O’Charley’s Inc. and Subsidiaries
Consolidated Statements of Earnings (unaudited)
52 Weeks Ended December 30, 2007 and 53 Weeks Ended December 31, 2006
All percentages shown as a percentage of total revenue unless indicated otherwise

	2007		2006
		(in thousands, except per share data)
Revenues:
Restaurant sales	$969,497	99.2%	$978,751	98.9%
Commissary sales	7,783	0.8%	10,345	1.1%
Franchise and other revenue	472	0.0%	428	0.0%

	977,752	100.0%	989,524	100.0%
Costs and Expenses:
Cost of food and beverage	284,099	29.3%	291,759	29.8%
Payroll and benefits	331,103	34.2%	328,809	33.6%
Restaurant operating costs	184,761	19.1%	185,938	19.0%

Cost of restaurant sales(1)	799,963	82.5%	806,506	82.4%

Cost of commissary sales	7,692	0.8%	9,065	0.9%
Advertising expenses	32,534	3.3%	27,917	2.8%
General and administrative expenses	49,252	5.0%	52,211	5.3%
Depreciation and amortization	50,882	5.2%	46,614	4.7%
Impairment, disposal and restructuring charges	16,537	1.7%	2,098	0.2%
Pre-opening costs	3,065	0.3%	4,628	0.5%

	959,925	98.2%	949,039	95.9%

Income from Operations	17,827	1.8%	40,485	4.1%

Other Expense (Income):
Interest expense, net	12,329	1.3%	14,401	1.5%
Other, net	(10)	0.0%	(6)	0.0%

	12,319	1.3%	14,395	1.5%

Earnings before Income Taxes	5,508	0.6%	26,090	2.6%
Income Tax (Benefit)/Expense	(1,724)	-0.2%	7,200	0.7%

Net Earnings	$7,232	0.7%	$18,890	1.9%

Basic Earnings per Share:
Net Earnings	$0.31		$0.81

Weighted Average Common Shares Outstanding	23,352		23,323

Diluted Earnings per Share:
Net Earnings	$0.31		$0.80

Weighted Average Common Shares Outstanding	23,644		23,588

(1) Exclusive of depreciation and amortization shown separately below. Percentages calculated as a percentage of restaurant sales.
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CHUX Reports Fourth Quarter Results for 2007

February 7, 2008
O’Charley’s Inc.
Condensed Consolidated Balance Sheets (unaudited)
At December 30, 2007 and December 31, 2006

	2007	2006
	(in thousands)
Cash	$9,982	$19,923
Other current assets	55,860	64,606
Property and equipment, net	435,752	464,107
Goodwill and other intangible assets	119,407	119,302
Other assets	26,792	20,700

Total assets	$647,793	$688,638

Current portion of long-term debt and capital leases	$8,597	$9,812
Other current liabilities	78,390	100,531
Long-term debt, net of current portion	126,464	126,540
Capitalized lease obligations	8,984	18,005
Other liabilities	59,832	52,924
Shareholders’ equity	365,526	380,826

Total liabilities and shareholders’ equity	$647,793	$688,638

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CHUX Reports Fourth Quarter Results for 2007

February 7, 2008
O’Charley’s Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures (unaudited)
Summary Reconciliation
In the accompanying press release, the Company makes reference to income from operations, net earnings and diluted earnings per share before certain reconciling items. The Company believes these measures are useful to investors for understanding the Company’s performance in the fourth quarter and 52-week period ended December 30, 2007.
12 weeks ended December 30, 2007
 (in thousands except per share data)

	As			As
	Reported	Adjustments		Adjusted
Revenue	$215,208	$—		$215,208
Restaurant Operating Margin
Dollars	34,268	—		34,268
Percent of Restaurant Sales	15.9%			15.9%

Income from Operations
Dollars	1,813	4,717	(1)	6,530
Percent of Revenue	0.8%	2.2%		3.0%
(Loss)/Earnings before Income Taxes	(1,235)	4,717		3,482
Income Tax (Benefit)/Expense	(1,962)	2,786		824
Net Earnings	727	1,931		2,658
Diluted Earnings per Share (2)	$0.03	$0.09		$0.12
52 weeks ended December 30, 2007

	As			As
	Reported	Adjustments		Adjusted
Revenue	$977,752	$—		$977,752
Restaurant Operating Margin
Dollars	169,534	0		169,534
Percent of Restaurant Sales	17.5%			17.5%

Income from Operations
Dollars	17,827	24,228	(1)	42,055
Percent of Revenue	1.8%	2.5%		4.3%
Earnings before Income Taxes	5,508	24,228		29,736
Income Tax (Benefit)/Expense	(1,724)	8,763		7,039
Net Earnings	7,232	15,465		22,697
Diluted Earnings per Share (2)	$0.31	$0.65		$0.96
(1) See next table for details of adjustments to Income from Operations
(2) The diluted earnings per share calculation is rounded in the “As Adjusted” column
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CHUX Reports Fourth Quarter Results for 2007

February 7, 2008
O’Charley’s Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures (unaudited)
Adjustments to Income from Operations
(in $ thousands)

	Severance,	Supply	Restaurant
	Relocation,	Chain	Impairments		Total
	Recruiting	Changes	net of gains	Rebrandings	Adjustments
12 weeks ended December 30, 2007

Advertising expenses				284	284
General and administrative expenses	173				173
Depreciation and amortization				1,135	1,135
Impairment, disposal and restructuring charges		292	2,718		3,010
Pre-opening costs				115	115

Total	$173	$292	$2,718	$1,534	$4,717

52 weeks ended December 30, 2007

Advertising expenses				974	974
General and administrative expenses	2,569				2,569
Depreciation and amortization				3,355	3,355
Impairment, disposal and restructuring charges		10,215	6,114		16,329
Pre-opening costs				1,001	1,001

Total	$2,569	$10,215	$6,114	$5,330	$24,228

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CHUX Reports Fourth Quarter Results for 2007

February 7, 2008
O’Charley’s Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures (unaudited)
Summary Reconciliation
In the accompanying press release, the Company makes reference to income from operations, net earnings and diluted earnings per share before certain reconciling items. The Company believes these measures are useful to investors for understanding the Company’s performance in the fourth quarter and 53-week period ended December 31, 2006.
13 weeks ended December 31, 2006

	As		As
	Reported	Adjustments	Adjusted
Revenue	$240,449	$(21,207) (1)	$219,242
Restaurant Operating Margin
Dollars	45,845	(6,283)	39,562
Percent of Restaurant Sales	19.3%		18.2%

Income from Operations
Dollars	10,340	(421) (2)	9,919
Percent of Revenue	4.3%	-0.2%	4.5%
Earnings (Loss) before Income Taxes	7,700	(421)	7,279
Income Tax Expense/(Benefit)	2,547	(506)	2,041
Net Earnings	5,153	85	5,238
Diluted Earnings per Share (3)	$0.22	$0.00	$0.22
53 weeks ended December 31, 2006

	As			As
	Reported	Adjustments		Adjusted
Revenue	$989,524	$(21,207)	(1)	$968,317
Restaurant Operating Margin
Dollars	$172,245	$(6,283)		$165,962
Percent of Restaurant Sales	17.6%			17.0%
Income from Operations
Dollars	40,485	867	(2)	41,352
Percent of Revenue	4.1%	0.1%		4.3%
Earnings before Income Taxes	26,090	867		26,957
Income Tax	7,200	359		7,559
Net Earnings	18,890	508		19,398
Diluted Earnings per Share (3)	$0.80	$0.02		$0.82
(1) This line represents total revenue in the 53rd week of 2006, which includes restaurant sales and commissary sales to third parties.
(2) See next table for details of adjustments to Income from Operations
(3) The diluted earnings per share calculation is rounded in the “As Adjusted” column
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CHUX Reports Fourth Quarter Results for 2007

February 7, 2008
O’Charley’s Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures (unaudited)
Adjustments to Income from Operations
(in $ thousands)

	Severance,	Restaurant
	Relocation,	Impairments	53rd		Total
	Recruiting	net of gains	Week	Rebrandings	Adjustments
13 weeks ended December 31, 2006
Restaurant sales			(21,045)		(21,045)
Cost of food and beverage			6,169		6,169
Payroll and benefits			6,343		6,343
Restaurant operating costs			2,250		2,250
Advertising expenses			617	—	617
General and administrative expenses	750		930		1,680
Depreciation and amortization				292	292
Impairment, disposal and restructuring charges		2,385		206	2,591
Pre-opening costs			334	348	682

Total	$750	$2,385	$(4,402)	$846	$(421)

53 weeks ended December 31, 2006
Restaurant sales			(21,045)		(21,045)
Cost of food and beverage			6,169		6,169
Payroll and benefits			6,343		6,343
Restaurant operating costs			2,250		2,250
Advertising expenses			617	9	626
General and administrative expenses	2,021		930		2,951
Depreciation and amortization				377	377
Impairment, disposal and restructuring charges		2,098		280	2,378
Pre-opening costs			334	484	818

Total	$2,021	$2,098	$(4,402)	$1,150	$867

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